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                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors of The Toro Company ("Toro"), a Delaware corporation, hereby constitutes and appoints Kendrick B. Melrose, Stephen P. Wolfe and J. Lawrence McIntyre, and any one of them, as such director's true and lawful attorney-in-fact and agent, each with full power and authority to act as such without the other, each with full powers of substitution and resubstitution, for such director and in such director's name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 relating to the registration under the Securities Act of 1933 of not more than thirty-four thousand (34,000) shares of Toro common stock, par value $1.00 per share (with related rights to purchase shares of Toro Series B Junior Participating Voting Preferred Stock), and to sign his name to any and all amendments (including post-effective amendments) to such registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. Each of the undersigned hereby grants unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing necessary to be done in and about the premises, as fully to all intents and purposes as such director might or could do in person, and hereby ratifies and confirms all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

     IN WITNESS WHEREOF, each of the undersigned has affixed his or her signature this 27th day of September, 2000.

/s/ Ronald O. Baukol                   /s/ Robert H. Nassau
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Ronald O. Baukol                       Robert H. Nassau


/s/ Robert C. Buhrmaster               /s/ Dale R. Olseth
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Robert C. Buhrmaster                   Dale R. Olseth


/s/ Winslow H. Buxton                  /s/ Gregg W. Steinhafel
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Winslow H. Buxton                      Gregg W. Steinhafel


/s/ Janet K. Cooper                    /s/ Christopher A. Twomey
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Janet K. Cooper                        Christopher A. Twomey


                                       /s/ Edwin H. Wingate
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Katherine J. Harless                   Edwin H. Wingate


/s/ Kendrick B. Melrose
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Kendrick B. Melrose